Exhibit 1.2

Pricing Agreement

To the Underwriters named

in Schedule I hereto

August 8, 2019

Ladies and Gentlemen:

The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions, dated August 8, 2019, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each Underwriter, on the one hand, and the Company, on the other.

Very truly yours,

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Sabra Purtill
Name:	Sabra Purtill
Title:	Senior Vice President and Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC J.P. MORGAN SECURITIES LLC

As Representatives of the Underwriters listed in Schedule I hereto

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Arvind Sriram
Name:	Arvind Sriram
Title:	Managing Director

[Signature Page to the Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Executive Director

[Signature Page to the Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of Notes due 2029 to be purchased	Principal Amount of Notes due 2049 to be purchased
Credit Suisse Securities (USA) LLC	$168,000,000	$224,000,000
J.P. Morgan Securities LLC	138,000,000	184,000,000
U.S. Bancorp Investments, Inc.	72,000,000	96,000,000
Barclays Capital Inc.	24,000,000	32,000,000
BofA Securities, Inc.	24,000,000	32,000,000
Citigroup Global Markets Inc.	24,000,000	32,000,000
Deutsche Bank Securities Inc.	24,000,000	32,000,000
Goldman Sachs & Co. LLC	24,000,000	32,000,000
ING Financial Markets LLC	24,000,000	32,000,000
Wells Fargo Securities, LLC	24,000,000	32,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	12,000,000	16,000,000
BNY Mellon Capital Markets, LLC	12,000,000	16,000,000
KeyBanc Capital Markets Inc.	12,000,000	16,000,000
Morgan Stanley & Co. LLC	12,000,000	16,000,000
Academy Securities, Inc.	3,000,000	4,000,000
Drexel Hamilton, LLC	3,000,000	4,000,000

Total	$600,000,000	$800,000,000

SCHEDULE I

SCHEDULE II

Title of Designated Securities:

2.800% Senior Notes due 2029 (the “2029 Notes”)

3.600% Senior Notes due 2049 (the “2049 Notes”).

Aggregate Principal Amount:

$600,000,000 of the 2029 Notes

$800,000,000 of the 2049 Notes.

Initial Offering Price by Underwriter:

99.680% of the principal amount of the 2029 Notes, plus accrued interest, if any, from August 19, 2019

98.877% of the principal amount of the 2049 Notes, plus accrued interest, if any, from August 19, 2019.

Purchase Price by Underwriter:

99.030% of the principal amount of the 2029 Notes, plus accrued interest, if any, from August 19, 2019

98.002% of the principal amount of the 2049 Notes, plus accrued interest, if any, from August 19, 2019.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified Funds for Payment of Purchase Price:

Federal (same day) funds.

Applicable Time:

3:00 p.m. (New York City time) on the date of the Pricing Agreement.

Time of Delivery:

9:00 a.m. (New York City time) on August 19, 2019, or at such other time and date as the Representatives and the Company may agree upon in writing.

SCHEDULE II – Page 1

Indenture:

Senior Indenture, dated April 11, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated August 9, 2013 and the Second Supplemental Indenture to be dated August 19, 2019.

Maturity:

August 19, 2029 for the 2029 Notes

August 19, 2049 for the 2049 Notes.

Interest Rate:

2.800% for the 2029 Notes

2.600% for the 2049 Notes.

Interest Payment Dates:

Semi-annually in arrears on February 19 and August 19, beginning February 19, 2020 for the 2029 Notes

Semi-annually in arrears on February 19 and August 19, beginning February 19, 2020 for the 2049 Notes.

Redemption Provisions:

The Designated Securities may be redeemed in whole or in part at any time and from time to time at a price to be determined as set forth in the Prospectus under the caption “Description of the Senior Notes—Optional Redemption.”

Defeasance

As set forth in the Prospectus under the caption “Description of the Debt Securities—Defeasance.”

Closing Location:

Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as the Representatives and the Company may agree upon in writing.

SCHEDULE II – Page 2

Names and Addresses of Representatives:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

SCHEDULE II – Page 3

Information Provided by the Underwriters:

The Underwriters have furnished to the Company for use in the Disclosure Package and Prospectus:

(a)	The names of the Underwriters in the table of Underwriters under the caption “Underwriting” in the Prospectus;

(b)	The third sentence of the second paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus;

(c)	The first sentence of the ninth paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus; and

(c)	The tenth paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus.

SCHEDULE II – Page 4

SCHEDULE III

•	Final Term Sheet, dated August 8, 2019, relating to the 2029 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

•	Final Term Sheet, dated August 8, 2019, relating to the 2049 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

SCHEDULE III

SCHEDULE IV

The Hartford Financial Services Group, Inc.

$600,000,000

2.800% Senior Notes due 2029

FINAL TERM SHEET

Dated August 8, 2019

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$600,000,000

Expected Ratings*:

Trade Date:	August 8, 2019

Settlement Date (T+7)**:	August 19, 2019

Maturity Date:	August 19, 2029

Coupon:	2.800%

Day Count Convention:	30/360, unadjusted

Benchmark Treasury:	2.375% US Treasury due May 15, 2029

Benchmark Treasury Price:	105-28+

Benchmark Treasury Yield:	1.717%

Spread to Treasury:	112 basis points

Yield to Maturity:	2.837%

Price to Public:	99.68% of principal amount

Interest Payment Dates:	Semi-annually in arrears on February 19 and August 19, commencing February 19, 2020

Optional Redemption: Make-Whole Call: Par Call:	+20 basis points prior to May 19, 2029 (3 months prior to maturity) On or after May 19, 2029

Concurrent Debt Offering:	The Issuer is also offering $800,000,000 aggregate principal amount of its 3.600% Senior Notes due 2049 (the “2049 notes”), using a separate Final Term Sheet

SCHEDULE IV – Page 1

Proceeds (after underwriting discount and before expenses) to Issuer:	$594,180,000 (99.03% of principal amount), and together with the proceeds (after underwriting discount and before expenses) of the offering of the 2049 notes, $1,378,196,000

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416515 BE3 / US416515BE33

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc.

Senior Co-Managers:	Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC ING Financial Markets LLC Wells Fargo Securities, LLC

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC BNY Mellon Capital Markets, LLC KeyBanc Capital Markets Inc. Morgan Stanley & Co. LLC Academy Securities, Inc. Drexel Hamilton, LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037 or by calling J.P. Morgan Securities LLC toll free at 1-866-803-9204.

*

The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings are subject to revision or withdrawal at any time by Moody’s or S&P. Each of the security ratings above should be evaluated independently of any other security rating.

**

The Issuer expects that delivery of the notes will be made to investors on or about August 19, 2019, which is the seventh business day following the date hereof (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to the closing of the offering will be required, by virtue of the fact that the notes initially will settle in T+7, to specify alternate settlement arrangements to prevent a failed settlement, and such purchasers should consult their advisors.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

SCHEDULE IV – Page 2

The Hartford Financial Services Group, Inc.

$800,000,000

3.600% Senior Notes due 2049

FINAL TERM SHEET

Dated August 8, 2019

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$800,000,000

Expected Ratings*:

Trade Date:	August 8, 2019

Settlement Date (T+7)**:	August 19, 2019

Maturity Date:	August 19, 2049

Coupon:	3.600%

Day Count Convention:	30/360, unadjusted

Benchmark Treasury:	3.000% US Treasury due February 15, 2049

Benchmark Treasury Price:	116-10

Benchmark Treasury Yield:	2.242%

Spread to Treasury:	142 basis points

Yield to Maturity:	3.662%

Price to Public:	98.877% of principal amount

Interest Payment Dates:	Semi-annually in arrears on February 19 and August 19, commencing February 19, 2020

Optional Redemption: Make-Whole Call: Par Call:	+25 basis points prior to February 19, 2049 (6 months prior to maturity) On or after February 19, 2049

Concurrent Debt Offering:	The Issuer is also offering $600,000,000 aggregate principal amount of its 2.800% Senior Notes due 2029 (the “2029 notes”), using a separate Final Term Sheet

Proceeds (after underwriting discount and before expenses) to Issuer:	$784,016,000 (98.002% of principal amount), and together with the proceeds (after underwriting discount and before expenses) of the offering of the 2029 notes, $$1,378,196,000

SCHEDULE IV – Page 4

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416515 BF0 / US416515BF08

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc.

Senior Co-Managers:	Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC ING Financial Markets LLC Wells Fargo Securities, LLC

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC BNY Mellon Capital Markets, LLC KeyBanc Capital Markets Inc. Morgan Stanley & Co. LLC Academy Securities, Inc. Drexel Hamilton, LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037 or by calling J.P. Morgan Securities LLC toll free at 1-866-803-9204.

*

The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings are subject to revision or withdrawal at any time by Moody’s or S&P. Each of the security ratings above should be evaluated independently of any other security rating.

**

The Issuer expects that delivery of the notes will be made to investors on or about August 19, 2019, which is the seventh business day following the date hereof (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to the closing of the offering will be required, by virtue of the fact that the notes initially will settle in T+7, to specify alternate settlement arrangements to prevent a failed settlement, and such purchasers should consult their advisors.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

SCHEDULE IV – Page 5